NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620	Contact: Janet G. Keckeisen Vice President – Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES, INC. ANNOUNCES QUARTERLY DIVIDEND AND RESULTS OF
ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 20, 2021 – NL Industries, Inc. (NYSE:  NL) announced that its board of directors has declared a quarterly dividend of six cents ($0.06) per share on its common stock, payable on June 22, 2021 to shareholders of record at the close of business on June 7, 2021.

NL Industries also announced that at its 2021 annual shareholder meeting held today its shareholders had:

•	elected each of Loretta J. Feehan, Robert D. Graham, John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr. and Thomas P. Stafford as a director for a one-year term; and
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2021 annual meeting.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and titanium dioxide products businesses.

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